Filed pursuant to Rule 424(b)(3)
                                              Registration Statement on Form F-6
                                              Reg. No. 33-47693

Number

                                                      AMERICAN DEPOSITARY SHARES
                                                  (EACH REPRESENTING TWENTY-FIVE
                                                           (25) ORDINARY SHARES)

                            [FORM OF FACE OF RECEIPT]

                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

                            DEPOSITED ORDINARY SHARES

                                       of

                               RESORTS WORLD BHD.

      (A Public Company Limited by Shares Incorporated Under Malaysian Law)

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (herein called the "Depositary"), hereby certifies that ________________ is the owner of ________________ American Depositary Shares, representing deposited Ordinary Shares, including evidence of rights to receive such Ordinary Shares (the "Shares") of Resorts World Bhd., a public company limited by shares incorporated under Malaysian law (the "Company"). As of the date of the Deposit Agreement (hereinafter referred to), each American Depositary share represents twenty-five
(25) Shares deposited with the Custodian which at the date of execution of the Deposit Agreement is the Kuala Lumpur office of the Depositary (the "Custodian"). The ratio of Depositary Shares to shares of Stock is subject to subsequent amendment as provided in Article IV of the Deposit Agreement. The Depositary's principal executive office is located at 111 Wall Street, 5th Floor, New York, New York 10043.

      (1) The Deposit Agreement. This American Depositary receipt is one of an issue of American Depositary Receipts ("Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of June 8, 1992 (the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the Custodian.

      The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Memorandum and Articles of Association of the Company and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement.

      (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Principal Office of the Depositary of this Receipt, and upon payment of the fee provided for in this Receipt, and subject to the terms and conditions of the Deposit Agreement and Article 22 of this Receipt (including the payment of any tax charge or expense or any other amounts specified therein or thereof), the Holder hereof is entitled to the delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Delivery of such Deposited

Securities may be made by the delivery of (i) certificates in the name of the Holder hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (ii) any other securities, property and cash to which such Holder is then entitled in respect of this Receipt. Such delivery will be made, at the option of the Holder hereof, either at the designated office of the Custodian or at the Principal Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Principal Office of the depositary shall be at the risk and expense of the Holder hereof.

      (3) Transfers, Split-Ups and Combinations of Receipts. The transfer of this Receipt is registrable on the books of the Depositary at its Principal Office by the Holder thereof in person or by duly authorized attorney, upon surrender of this Receipt at any of the Depositary's designated transfer offices, properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer and funds sufficient pay any applicable transfer taxes and the fees and expenses of the Depositary, and upon compliance with such regulations, if any, as the Depositary may establish for such purpose, subject to Article 22 of this Receipt. This Receipt maybe split into other such Receipts, or may be combined with other such Receipts into one Receipt for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, any Custodian or any Registrar may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax, charge, fee and expense with respect to Shares being deposited or Deposited

Securities being withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature or other matters, subject to Article 22 of this Receipt, and may also require compliance with any laws or governmental regulations relating to American Depositary Receipts or to the withdrawal of Deposited Securities.

      After consultation with the Company, the delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares, which may but need not be the Foreign Registrar) are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or under the Company's Memorandum and Articles of Association or for any other reason, subject in all cases to
Article 22 hereof. Notwithstanding any other provision of the Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended except as required in General Instructions IA(l) to Form F-6 (as may be amended) under the Securities Act of 1933 in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares) or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

      (4) Limitation on Shareholdings. The Memorandum and Articles of Association of the Company provide that no Share shall in any circumstances be transferred to any infant, bankrupt or person of unsound mind. This provision of the Memorandum and Articles of Association, as amended from time to time (which amendments shall be binding on Holders as provided in Section 6.01 of the Deposit Agreement), is referred to herein as the "Shareholding Limitation".

      (a) Each Holder acknowledges the existence of, and agrees to comply with, the Shareholding Limitation wish respect to its holding of any shares of the Company including the Shares evidenced by American Depositary Shares.

      (b) Each Holder, or duly authorized attorney thereof, who surrenders a Receipt for the purpose of transfer will be deemed to represent to the Depositary and the Company that such surrender and transfer will not result in a violation of the Shareholding Limitation.

      (c) The Depositary agrees to refuse to register the transfer of any Receipt if it has actual knowledge that such transfer would lead to a violation of the Shareholding Limitation.

      (5) Disclosure of Interests. The Company may from time to time request Holders or former Holders to provide information as to the capacity in which they own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Holder agrees to provide any information requested by the Company or the Depositary pursuant to Section 3.04 of the Deposit Agreement and hereunder whether or not such person is still a Holder at the time of such request. The Depositary has agreed to use its best efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to Holders or former Holders and to forward to the Company any responses to such requests received by the Depositary. Any Holder who is or becomes interested (within the meaning of the Companies Act, 1965 of Malaysia or any reenactment thereof) in 5% or more of the outstanding Shares or who is or becomes a substantial shareholder of the Company (within the meaning of the Companies Act, 1965 of Malaysia or any reenactment thereof), or is aware that another person for whom it holds a Receipt is so interested or is a substantial shareholder of the Company, shall within fourteen days or such other time specified in the Companies Act, 1965 of Malaysia (or any reenactment thereof) after becoming interested in 5% or more of the outstanding Shares, a substantial shareholder or aware that it holds a Receipt for a person who is so interested or a substantial shareholder, and thereafter upon certain changes in such interests, notify the Company and the Kuala Lumpur Stock Exchange as required by the Companies Act, 1965 of Malaysia (or any reenactment thereof). Each Holder further agrees to make such disclosure of interests in Shares of the Company as say be required to be made by such Holder under any laws, regulations or codes or practice applicable in Malaysia (including but not limited to the Malaysian Code on Takeovers and Mergers, 1987 and any successor thereto) whether or not the same may be enforceable against such Holder. The Depositary has agreed to cooperate with the Company in order to facilitate the Company's compliance with the provisions of the Companies Act, 1965 Malaysia (or any reenactment thereof), the Malaysian Code on Takeovers and Mergers, 1987 (and any, successor thereto) and any other laws, regulations or codes of practice relating to Section 3.04 of the Deposit Agreement, the Shares or the Deposited Securities which include sanctions permissible under applicable law that the Company may invoke if a Holder fails to provide certain requested information concerning interests in Receipts or Deposited Securities.

      (6) Liability of Holder for Taxes and Other Charges. If any tax or other governmental charge shall become payable by the Depositary or any Custodian with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented by the American Depositary Shares evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

      (7) Warranties of Depositors. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that, to the best of such person's knowledge, such Shares and each certificate therefor are validly issued, outstanding, fully paid, non-assessable, not subject to calls for additional payments of any kind and free of any pre-emptive rights of the holders of outstanding Shares and that such person is not an infant, bankrupt, or a person of unsound mind and is duly authorized to make such deposit. Every such person shall be deemed to represent that, the deposit of Shares or sale of Receipts by that person is not restricted, and such Shares do not constitute Restricted Securities, under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

      (8) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder may be required from time to time to file with the Depositary or a Custodian such proof of citizenship or residence, exchange control approval, the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may, but need not, be the Foreign Registrar) of the Shares presented for deposit or other information, and to execute and deliver to the Depositary or a Custodian such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

      (9) Charges of Depositary. The Depositary shall charge any party to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock for the Shares or Deposited Securities, but not including the initial issuance of Receipts, pursuant to an offering of American Depositary Shares) or who surrenders Receipts a fee of U.S. $0.05 per American Depositary Share for the issuance or surrender, respectively, of a Receipt. In addition, the Depositary shall charge to the Holders a fee of U.S. $0.02 per American Depositary Share (or portion thereof) for any distribution of cash dividends, and $0.05 per

American Depositary Share in case of stock dividend, made pursuant to the Deposit Agreement including, but not limited to Sections 4.02 through 4.05 thereof. In addition, the Depositary shall charge the Holders a fee for, and deduct such fee from, the distribution of proceeds pursuant to Section 4.05 of the Deposit Agreement, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Holders of Shares which would have been received on exercise of rights distributed to them pursuant to such Section 4.05 of the Deposit Agreement had such rights not been sold by the Depositary pursuant to such Section 4.05 of the Deposit Agreement. The Company will pay such other fees and reasonable expenses of the Depositary and any Registrar under the Deposit Agreement as the Company shall agree to pay pursuant to the Deposit Agreement, but the Company shall not pay or be liable for (i) the fees of the Depositary (if any) for the execution and delivery of Receipts pursuant to Section 2.03 of the Deposit Agreement, the transfer, splitting up or combination of Receipts pursuant to Section 2.04 of the Deposit Agreement, the surrender of Receipt and withdrawal of Deposited Securities pursuant to Section
2.05 of the Deposit Agreement, and the making of distributions pursuant to Sections 4.02 through 4.05 of the Deposit Agreement, (ii) taxes and other governmental charges, (iii) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company (or the appointed agent of the Company for the transfer and registration of Shares which may but need not be the Foreign registrar) and, accordingly applicable to transfers of Shares to the name of the Depositary or its nominee or any Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (iv) such cable, telex, and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or of Holders, and (v) such expenses as are incurred in the conversion of foreign currency by the Depositary pursuant to Section 4.06 of the Deposit Agreement.

      (10) Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each American Depositary Share evidenced hereby), when such Receipt is properly endorsed or accompanied by a proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have the obligations or be subject to any liability hereunder or under the Deposit Agreement to any holder of a Receipt unless such holder is a Holder thereof.

      (11) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt has been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar has been appointed and this Receipt has seen countersigned by the manual signature of a duly authorized officer of the Registrar.

Dated:

Countersigned                                      CITIBANK, N.A.,
                                                   as Depositary

By: _________________________                      By: _________________________
       Authorized Officer                                    Vice President

      The address of the Corporate Agency Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A. The principal executive office of the Depositary is located at 399 Park Avenue, New York, New York 10022.

                          (FORM OF REVERSE OF RECEIPT]
                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

      (12) Reports; Inspection of Transfer Books. The Company currently furnishes the Securities and Exchange Commission with certain public reports and documents required by the laws of Malaysia, The Kuala Lumpur Stock Exchange or otherwise in accordance with Rule 12g3-2(b) of the Securities Exchange Act of 1934. Should the Company become subject to additional informational requirements, it will in accordance therewith file reports and other information with the Commission. Such reports and information are available for inspection and copying by Holders at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

      The Depositary will make available for inspection by Holders at its Principal Office, at the office of each Custodian, and at all other transfer offices designated pursuant to the Deposit Agreement, any resorts and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, a Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. To the extent required under Rule 12g3-2(b) or otherwise in accordance with the Securities Exchange Act of 1934, such reports and communications shall be in English. The Depositary will also send to Holders copies of such reports when furnished by the Company pursuant to the Deposit Agreement. In particular, the Depositary will promptly mail to all Holders, at the Company's expense, copies of the Company's annual report to shareholders and semiannual report to shareholders, to the extent permitted by law and stock exchange requirements applicable to the Company or the Depositary.

      The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

      (13) Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into Dollars transferable to the United States, and subject to the Deposit Agreement, promptly convert or cause to be converted such dividend or distribution into Dollars and will distribute promptly the amount thus received (net of fees of the Depositary) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that if the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one Cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.

      Subject to the provisions of Section 4.12 of the Deposit Agreement, whenever the Depositary receives any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary will (unless the Depositary is advised in writing by the Company or United States counsel for the Company that such distribution would require a registration statement under the Securities Act of 1933 or would result in a violation of United States securities laws) cause the securities or property received by it to be distributed to Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by then respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary is cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adapt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale, at public or private sale, of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of fees of the Depositary) shall be distributed by the Depositary to Holders entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property shall be distributed by the Depositary to Holders entitled thereto in accordance with such equitable and practicable method as the Depositary shall have adopted. The Depositary shall notify the Company of such sale and give the Company an opportunity to participate in any such sale on the same terms as otherwise available to third parties.

      Subject to the provisions of Section 4.12 of the Deposit Agreement, if any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary

Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in Dollars, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed (except pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

      If the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or governmental charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or governmental charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement. The Depositary shall notify the Company of such sale and give the Company an opportunity to participate in any such sale on the same terms as otherwise available to third parties.

      The Custodian, the Depositary or the Company or its agents shall use reasonable efforts to make and maintain arrangements enabling Holders who are citizens or residents of the United States to receive any rebates, tax credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the American Depositary Shares to which they are entitled, and they may file any such reports necessary to obtain benefits under applicable tax treaties for the Holders.

      (14) Rights. Subject to the provisions of Section 4.12 of the Deposit Agreement, in the event that the Company shall offer or cause to be offered to the Holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available in Dollars to such Holders or, if by the terms of such rights offering or, by reason of applicable law, the Depositary may neither make such rights available to any Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Holders or to certain Holders but not to other Holders by means of warrants or otherwise, the Depositary, if requested by the Company, may distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders. If at the time of the offering of any rights the Depositary determines in its discretion that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, it may sell the rights or warrants or other instruments in proportion to the number of American Depositary Shares held by Holders to whom it has determined it may not lawfully or feasibly make such rights available, at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the net proceeds of such sales (net of the fees of the Depositary) for the account of such Holders, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds to the extent practicable as in the case of distribution of cash. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular.

      If a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares or other securities to be received in exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares or such other securities, and the Company shall cause the Shares or such other securities so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares or such other securities so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to
Section 2.03 of the Deposit Agreement, execute and deliver to such Holder Restricted Receipts.

      If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to any Holder having an access in the United States on the books of the Depositary unless and until such a registration statement is in effect, or unless the Company furnishes the Depositary an opinion of counsel for the Company in the United States satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to such Holder are exempt from or do not require registration under the provisions of such Act.

      The Company shall not be responsible for any failure by the Depositary to determine whether distribution to all Holders or to certain Holders of any rights is lawful or for any error in any such determination made by the Depositary.

      (15) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary will fix a record date, after consultation with the Company if such record date is different from the record date applicable to the Deposited Securities, for the determination of Holders who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or for fixing the date on or after which each American Depositary Share will represent the changed number of Shares, or to give instructions for the exercise of voting rights at any such meeting or to receive such notice or solicitation or to otherwise take action, in each case, subject to the provisions of the Deposit Agreement.

      (16) Voting of Deposited Securities. Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall (to the extent permitted by law and stock exchange requirements applicable to the Company or the Depositary), as soon as practicable thereafter, mail to Holders a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting (or if the Company requests, a summary of such information), (b) a statement that Holders as of the close of business on a specified record date will be entitled, subject to any applicable provision of Malaysian law and of the Memorandum and Articles of Association of the Company and the provisions of or governing Deposited Securities (which shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Board of Directors of the Company. Upon the written request of a Holder on the record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under applicable law and the provisions of the Memorandum and Articles of Association of the Company and the provisions governing the Deposited Securities, to vote or cause to be voted the number of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not, and the Depositary shall ensure that each Custodian and each of its or their nominees does not, vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions.

      Unless specifically instructed (a) by at least three Holders, (b) by a Holder or Holders of Receipts evidencing American Depositary Shares (i) which represent at least 10% of the total voting rights of all shareholders having the right to vote at shareholder meetings or (ii) as to which the aggregate sum paid up on such American Depositary Shares is equal to at least 10% the total sum paid up on all the shares conferring a right to vote at such meeting or (c) by any other Holder or Holders entitled to require a poll under the Companies Act, 1965 of Malaysia, the Depositary shall not demand a poll, as provided in any applicable provision of Malaysian law and of the Memorandum and Articles of Association of the Company. In the event the Depositary demands a poll under such provisions, the Depositary will cause the Custodian to hold Shares (in three different names) on the transfer books of the Company (or the appointed agent of the Company for the transfer and registration of Shares, which may but need not be the Foreign Registrar).

      At least 48 hours prior to the time appointed for holding any meeting or adjourned meeting or taking any poll to which they apply, the Depositary shall deliver to the Company, to the attention of its Secretary at its registered office for the time being under the Companies Act, 1965 of Malaysia, copies of all instructions received from Holders in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipts at such meeting or adjourned meeting or in such poll. Delivery of instructions will be made at the expense of the Company provided that payment of such expenses shall not be a condition precedent to the obligations of the Depositary under this Section.

      (17) Changes Affecting Deposited Securities. Upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent in addition to existing Deposited Securities, the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to Section 4.09 of the Deposit Agreement. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds' so allocated to the extent practicable as in the case of a distribution received in cash.

      (18) Liability of the Company and the Depositary. Neither the Depositary nor the Company nor any of their directors, employees, agents or affiliates shall incur any liability to any Holder, if by reason of any provision of any present or future law of the United States, Malaysia or any other country, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company or those governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or their agents shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company or their agents incur any liability to any Holder by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of any distribution or offering pursuant to the Deposit Agreement, or because of applicable law, or any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor its agents nor the Depositary nor its agents assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders, except that they agree to perform their respective obligations set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor any of its agents nor the Company nor any of its agents shall be under any obligation to appear in, prosecute or defend any action, suite or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor any of its agents nor the Company nor any of its agents shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, its agents, the Custodian and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or inaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary acted without negligence or bad faith while it acted as Depositary. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

      (19) Resignation and Removal of the Depositary; Appointment of Successor Custodian. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement (which appointment shall be on terms reasonably satisfactory to the Company). The Depositary may at any time be removed by the Company at its sole discretion by written notice to the Depositary of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement (which appointment shall be on terms reasonably satisfactory to the Company). The Depositary, upon the request of the Company, shall, and when it reasonably appears to be in the interest of Holders and subject to the prior approval of the Company, may, appoint an additional custodian, or discharge a Custodian at any time upon notice to the Custodian being discharged. The Depositary shall give written notice to all Holders, each other Custodian and the Company of any appointment or discharge of any Custodian as provided in the Deposit Agreement.

      (20) Amendment. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes and other governmental charges) or which shall otherwise prejudice any substantial existing right of Holders shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to Holders of outstanding Receipts; provided that any amendment to Section 2.07 of the Deposit Agreement which is effected by an amendment to the Company's Memorandum and Articles of Association or otherwise shall be effective immediately. Every Holder of a Receipt at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement and such Receipt as amended thereby. In no event shall any amendment impair the right of a Holder to surrender a Receipt and receive therefor the Deposited Securities represented thereby, except to comply with mandatory provisions of applicable law, subject to Article 22 of this Receipt.

      (21) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign, or after the Company delivered to the Depositary notice of the removal of the Depositary, and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly) and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, in an unsegregated escrow account without liability for interest, for the pro rata benefit of Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement. The obligations of the Depositary under Section 5.08 of the Deposit Agreement shall survive the termination of the Deposit Agreement.

      (22) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section IA(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

      (23) Loans and Pre-Release of Shares and Receipts. Subject to the further terms and provisions of the Deposit Agreement and this Article 23, Citibank, N.A. and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. The Depositary shall not lend Shares or Receipts; provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such transaction shall be (a) accompanied by (x) a written representation by the person or entity (the "Applicant") to whom Receipts are issued or Shares delivered that at the time the Depositary issues such Receipts or delivers such Shares, the Applicant or its customer owns the Shares or Receipts to be delivered to the Depositary, or (y) such evidence of ownership of Shares or Receipts as the Depositary deems appropriate, (b) subject to a written representation by the Applicant that it will hold such Shares or Receipts in trust for the Depositary until their delivery to the Depositary or Custodian, reflect on its records the Depositary as owner of such Shares or Receipts and deliver such Shares upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days' notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of Receipts issued by it under (i) above and outstanding at any time, generally will not exceed thirty percent (30%) of the Receipts issued by the Depositary and with respect to which Shares are on deposit with the Depositary or Custodian; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as the Depositary deems appropriate. The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

      Collateral provided by an Applicant for Receipts or Shares, but not the earnings thereon, shall be held for the benefit of the Holder. The Depositary may reclaim for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral.

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto __________________________ whose taxpayer identification number is _________________ and whose address including postal zip code is ________________, the within ADR and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said ADR on the books of the Depositary with full power of substitution in the premises.


Dated:                              Name: ______________________________________
                                          By:
                                          Title:

                                    NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                    If the endorsement be executed by an
                                    attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.

__________________________
SIGNATURE GUARANTEED

                                    All endorsements or assignments of ADSs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

                NOTICE OF CHANGE OF RATIO FOR RESORTS WORLD BHD.
                           AMERICAN DEPOSITARY SHARES

TO ALL HOLDERS OF
AMERICAN DEPOSITARY SHARES ("ADSs")
OF RESORTS WORLD BHD.

--------------------------------------------------------------------------------
COMPANY:                  RESORTS WORLD BHD., a public company limited by shares
                          incorporated under the laws of Malaysia.
--------------------------------------------------------------------------------
DEPOSITARY:               CITIBANK, N.A.
--------------------------------------------------------------------------------
DEPOSITED SECURITIES:     Ordinary Shares of the Company (the "Shares").
--------------------------------------------------------------------------------
DEPOSIT AGREEMENT:        Deposit Agreement, dated as of June 8, 1992 (the
                          "Deposit Agreement"), among the Company, the
                          Depositary and all Holders from time to time of
                          Receipts ("ADRs") issued thereunder.  Unless otherwise
                          defined, all capitalized terms used herein shall have
                          the meaning given to such terms in the Deposit
                          Agreement.
--------------------------------------------------------------------------------
ADS CUSIP NO:             761191105.
--------------------------------------------------------------------------------

      The Company has effectuated a 5-to-1 split of its Shares. In connection with such Share split, the Company and the Depositary have agreed to change the ADS to Share ratio, effective as of June 24, 2008, as follows:

             Existing ADS to Share Ratio:      1 ADSs to 5 Shares
             New ADS to Share Ratio:           1 ADS to 25 Shares

      In connection with the ADS to Share ratio change, the Company has instructed the Depositary to advise Holders of ADSs that no action on the part of Holders is required to be taken in order to effectuate such change and no new ADSs will be issued to such Holders.

      In addition, please note that the ADRs issued prior to the date hereof, which do not reflect the new ADS to Share ratio, do not need to be exchanged for new ADRs and may remain outstanding until such time the Holder chooses to surrender them for any reason under the Deposit Agreement. If you wish to exchange your ADR(s) for "uncertificated ADSs" please contact the Depositary at the number set forth below.

      If you have any questions regarding the above, please contact Citibank, N.A. at 1-877-248-4237.

                                                      CITIBANK, N.A.,
                                                      as Depositary

June 24, 2008